EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Service Properties Trust Announces Third Quarter 2022 Results
Net Income of $0.05 Per Common Share
100.0% Increase in Normalized FFO to $0.54 Per Common Share
26.3% Increase in Adjusted EBITDAre to $173.5 Million

Newton, MA (November 3, 2022). Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended September 30, 2022.
Todd Hargreaves, President and Chief Investment Officer of SVC, made the following statement:
“Hotel operating trends continued to recover in the third quarter, driven by increased bookings at our urban and suburban select service hotels. Comparable RevPAR increased by 29.6% over the prior year quarter. The solid performance of our operators generated a 77.1% increase in comparable hotel EBITDA over the same period last year.
Business activity at our hotels in September and October increased, led by mid-week booking improvement. We expect to benefit further in the coming quarters from the continued business travel recovery, particularly at our full service and select service hotels. With ongoing hotel fundamentals improving, over $750 million of available liquidity and steady cash flows from our net lease portfolio, we increased our quarterly dividend to $0.20 per common share, which reflects our confidence in the business going forward.”
Results for the Quarter Ended September 30, 2022:

	Three Months Ended September 30,
	2022	2021
	($ in thousands, except per share data)
Net income (loss)	$7,500	$(59,714)
Net income (loss) per common share	$0.05	$(0.36)
Normalized FFO (1)	$88,458	$43,781
Normalized FFO per common share (1)	$0.54	$0.27
Adjusted EBITDAre (1)	$173,455	$137,324
(1)Additional information and reconciliations of net income (loss) determined in accordance with U.S. generally accepted accounting principles, or GAAP, to certain non-GAAP measures, including FFO, Normalized FFO, EBITDA, EBITDAre and Adjusted EBITDAre for the quarters ended September 30, 2022 and 2021 appear later in this press release.
•Net income (loss): Net income for the quarter ended September 30, 2022 was $7.5 million, or $0.05 per diluted common share, compared to a net loss of $59.7 million, or $0.36 per diluted common share, for the quarter ended September 30, 2021. Net income for the quarter ended September 30, 2022 includes $23.1 million, or $0.14 per diluted common share, of net unrealized gains on equity securities and a $1.2 million, or $0.01 per diluted common share, loss on asset impairment. Net loss for the quarter ended September 30, 2021 includes $24.3 million, or $0.15

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

per diluted common share, of net unrealized gains on equity securities and $3.1 million, or $0.02 per diluted common share, of transaction related costs. The weighted average number of diluted common shares outstanding was 164.7 million and 164.6 million for the quarters ended September 30, 2022 and 2021, respectively.
•Normalized FFO: Normalized FFO for the quarter ended September 30, 2022 were $88.5 million, or $0.54 per diluted common share, compared to Normalized FFO of $43.8 million, or $0.27 per diluted common share, for the quarter ended September 30, 2021.
•Adjusted EBITDAre: Adjusted EBITDAre for the quarter ended September 30, 2022 compared to the quarter ended September 30, 2021 increased 26.3% to $173.5 million.
Hotel Portfolio:
As of September 30, 2022, SVC’s 242 hotels were operated by subsidiaries of Sonesta Holdco Corporation, or Sonesta (200 hotels), Hyatt Hotels Corporation, or Hyatt (17 hotels), Radisson Hospitality, Inc., or Radisson (eight hotels), Marriott International, Inc., or Marriott (16 hotels), and InterContinental Hotels Group, plc, or IHG (one hotel).

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	Change		2022	2021	Change
	($ in thousands, except hotel statistics)
Comparable Hotels
No. of hotels	240	240	—		239	239	—
No. of rooms or suites	40,246	40,246	—		39,874	39,874	—
Occupancy	65.9%	59.3%	6.6	pts	62.0%	51.2%	10.8	pts
ADR	$140.05	$120.08	16.6%		$133.41	$107.79	23.8%
Hotel RevPAR	$92.29	$71.21	29.6%		$82.71	$55.19	49.9%
Hotel operating revenues (1)	$398,399	$296,521	34.4%		$1,046,980	$680,787	53.8%
Hotel operating expenses (1)	$317,247	$250,698	26.5%		$864,702	$647,694	33.5%
Hotel EBITDA (1)	$81,152	$45,823	77.1%		$182,278	$33,093	n/m
Hotel EBITDA margin	20.4%	15.5%	4.9	pts	17.4%	4.9%	12.5	pts

All Hotels
No. of hotels	242	304	(62)		242	304	(62)
No. of rooms or suites	40,563	48,439	(7,876)		40,563	48,439	(7,876)
Occupancy	65.8%	60.1%	5.7	pts	61.9%	52.2%	9.7	pts
ADR	$140.05	$114.55	22.3%		$134.19	$102.84	30.5%
Hotel RevPAR	$92.15	$68.84	33.9%		$83.06	$53.68	54.7%
Hotel operating revenues (1)(2)	$400,453	$338,375	18.3%		$1,116,843	$787,463	41.8%
Hotel operating expenses (1)(2)	$321,509	$287,265	11.9%		$942,678	$744,638	26.6%
Hotel EBITDA (1)(2)	$78,944	$51,110	54.5%		$174,165	$42,825	n/m
Hotel EBITDA margin	19.7%	15.1%	4.6	pts	15.6%	5.4%	10.2	pts
(1) Reconciliations of hotel operating revenues and hotel operating expenses used to determine Hotel EBITDA from hotel operating revenues and hotel operating expenses determined in accordance with GAAP for the periods ended September 30, 2022 and 2021 appear later in this press release.
(2) Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the period owned by SVC.

Recent operating statistics for SVC’s hotels are as follows:
Comparable Hotels

	240 Hotels, 40,246 rooms			2022 vs 2019
	Occupancy	Average Daily Rate	RevPAR	Occupancy	Average Daily Rate	RevPAR
July	68.1%	$144.61	$98.48	(11.5)Pts	4.1%	(10.9)%
August	63.2%	$134.44	$84.97	(15.2)Pts	(0.8)%	(20.0)%
September	66.3%	$140.74	$93.31	(9.3)Pts	2.0%	(10.5)%
All Hotels

	242 Hotels, 40,563 rooms			2022 vs 2019
	Occupancy	Average Daily Rate	RevPAR	Occupancy	Average Daily Rate	RevPAR
July	68.0%	$144.61	$98.33	(11.6)Pts	4.2%	(11.0)%
August	63.1%	$134.44	$84.83	(15.3)Pts	(0.8)%	(20.2)%
September	66.2%	$140.74	$93.17	(9.5)Pts	2.1%	(10.7)%
Preliminary October 2022 occupancy, ADR and RevPAR for SVC’s 241 hotels as of November 3, 2022 were 66.5%, $143.42 and $95.37, respectively.
Net Lease Retail Portfolio:
SVC’s net lease retail portfolio is summarized as follows:

As of September 30, 2022
Number of properties	769
Industries	21
Tenants	178
Brands	136
Square feet	13.4 million
Occupancy	98.1%
Weighted average lease term (by annual minimum rent)	9.8 years
Rent Coverage	2.88x
During the quarter ended September 30, 2022, SVC recorded reserves for uncollectible revenues of $0.4 million for certain of its net lease tenants. During the quarter ended September 30, 2021, SVC reduced reserves for uncollectible revenues of $5.4 million for certain of its net lease tenants.
Recent Investment Activities:
During the quarter ended September 30, 2022, SVC sold five hotels with 603 keys for an aggregate sales price of $29.7 million, excluding closing costs, and six net lease properties with an aggregate of 14,056 rentable square feet for an aggregate sales price of $1.1 million, excluding closing costs. From October 1, 2022 through November 3, 2022, SVC sold one hotel with 120 keys for an aggregate sales price of $6.0 million, excluding closing costs.

During the quarter ended September 30, 2022, SVC entered into agreements to sell 16 Marriott branded hotels with 2,155 keys located in nine states for an aggregate sales price of $137.3 million and four Sonesta branded hotels with 546 keys located in four states for an aggregate sales price of $25.2 million. These pending sales are subject to conditions; as a result, these sales may not occur, may be delayed or their terms may change. SVC expects the majority of these sales to be completed by the end of the first quarter of 2023. SVC continues to market one additional hotel with 219 keys for sale and three net lease properties with an aggregate of 8,575 rentable square feet.
Capital expenditures made at certain of SVC’s properties for the quarter ended September 30, 2022 were $24.4 million.
Liquidity and Financing Activities:
As of November 1, 2022, SVC had approximately $114.0 million of cash and cash equivalents and $705.0 million undrawn under its revolving credit facility.
As previously announced, in October 2022, SVC and its lenders amended the agreement governing its revolving credit facility to, among other things, remove restrictions on paying common dividends and issuing secured debt previously agreed to during the existing waiver period, subject to certain conditions, and requires SVC to maintain minimum liquidity levels to address near term debt maturities. SVC also exercised its option to extend the maturity date of its revolving credit facility by six months to July 15, 2023.
Common Dividend:
On October 13, 2022, SVC announced a regular quarterly common dividend of $0.20 per share ($0.80 per share per year) payable to shareholders of record on October 24, 2022; this dividend will be paid on or about November 17, 2022.
Conference Call:
On November 4, 2022 at 10:00 a.m. Eastern Time, Todd Hargreaves, President and Chief Investment Officer and Brian Donley, Chief Financial Officer and Treasurer, will host a conference call to discuss SVC’s third quarter 2022 financial results. The conference call telephone number is (877) 329-3720. Participants calling from outside the United States and Canada should dial (412) 317-5434. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Friday, November 11, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 9258276.
A live audio webcast of the conference call will also be available in a listen-only mode on SVC’s website, www.svcreit.com. Participants wanting to access the webcast should visit SVC’s website about five minutes before the call. The archived webcast will be available for replay on SVC’s website for about one week after the call. The transcription, recording and retransmission in any way of SVC’s third quarter conference call is strictly prohibited without the prior written consent of SVC.
Supplemental Data:
A copy of SVC’s Third Quarter 2022 Supplemental Operating and Financial Data is available for download at SVC’s website, www.svcreit.com. SVC’s website is not incorporated as part of this press release.
Service Properties Trust (Nasdaq: SVC) is a real estate investment trust, or REIT, with over $11 billion invested in two asset categories: hotels and service-focused retail net lease properties. As of September 30, 2022, SVC owned 242 hotels with over 40,000 guest rooms throughout the United States and in Puerto Rico and Canada, the majority of which are extended stay and select service. As of September 30, 2022, SVC also owned 769 retail service-focused net lease properties totaling over 13.4 million square feet throughout United States. SVC is managed by The RMR Group (Nasdaq: RMR), an alternative asset management company with over $37 billion in assets under management as of September 30, 2022 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC is headquartered in Newton, MA. For more information, visit www.svcreit.com.

Non-GAAP Financial Measures and Certain Definitions:
SVC presents certain “non-GAAP financial measures” within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including funds from operations, or FFO, Normalized FFO, earnings before interest, taxes, depreciation and amortization, or EBITDA, Hotel EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC’s operating performance or as measures of SVC’s liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC’s condensed consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of SVC’s operating performance between periods and with other REITs and, in the case of Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of SVC’s hotels. SVC believes that Hotel EBITDA provides useful information to management and investors as a key measure of the profitability of its hotel operations.
Please see the pages attached hereto for a more detailed statement of SVC’s operating results and financial condition and for an explanation of SVC’s calculation of FFO and Normalized FFO, EBITDA, Hotel EBITDA, EBITDAre and Adjusted EBITDAre and a reconciliation of those amounts to amounts determined in accordance with GAAP.
Average Daily Rate, or ADR, represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC’s hotels and is a measure widely used in the hotel industry.
Comparable Hotels Data: SVC presents RevPAR, ADR, and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC generally defines comparable hotels as those that were owned by it on September 30, 2022 and were open and operating for the entire periods being compared. For the three and nine months ended September 30, 2022 and 2021, SVC’s comparable results excluded three hotels that had suspended operations during part of the periods presented.
Hotel EBITDA: Hotel EBITDA is calculated as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in SVC’s condensed consolidated statements of income (loss) in accordance with GAAP.
Hotel EBITDA Margin: Hotel EBITDA Margin is Hotel EBITDA as a percentage of hotel operating revenues.
Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy is an important measure of the utilization rate and demand of SVC’s hotels.
Rent Coverage: SVC defines Rent Coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. EBITDAR amounts used to determine rent coverage are generally for the latest twelve-month period reported based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. Tenants that do not report operating information are excluded from the rent coverage calculations. In instances where SVC does not have financial information for the most recent quarter from its tenants, it has calculated an implied EBITDAR for the 2022 third quarter using industry benchmark data to reflect current operating trends. SVC believes using this industry benchmark data provides a reasonable estimate of recent operating results and rent coverage for those tenants.
Revenue per Available Room, or RevPAR, represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods.

SERVICE PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
(unaudited)

	As of September 30,	As of December 31,
	2022	2021
ASSETS
Real estate properties:
Land	$1,903,619	$1,918,385
Buildings, improvements and equipment	7,669,058	8,307,248
Total real estate properties, gross	9,572,677	10,225,633
Accumulated depreciation	(2,929,193)	(3,281,659)
Total real estate properties, net	6,643,484	6,943,974
Acquired real estate leases and other intangibles, net	259,503	283,241
Assets held for sale	142,972	515,518
Cash and cash equivalents	67,246	944,043
Restricted cash	10,891	3,375
Equity method investments	113,168	62,687
Investment in equity securities	63,896	61,159
Due from related persons	58,292	48,168
Other assets, net	273,261	291,150
Total assets	$7,632,713	$9,153,315

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$95,000	$1,000,000
Senior unsecured notes, net	5,652,590	6,143,022
Accounts payable and other liabilities	414,870	433,448
Due to related persons	18,335	21,539
Total liabilities	6,180,795	7,598,009

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 165,453,584 and 165,092,333 shares issued and outstanding, respectively	1,654	1,651
Additional paid in capital	4,554,358	4,552,558
Cumulative other comprehensive income	1,513	779
Cumulative net income available for common shareholders	2,534,688	2,635,660
Cumulative common distributions	(5,640,295)	(5,635,342)
Total shareholders’ equity	1,451,918	1,555,306
Total liabilities and shareholders’ equity	$7,632,713	$9,153,315

SERVICE PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Hotel operating revenues (1)	$400,453	$338,375	$1,116,843	$787,463
Rental income (2)	97,798	98,724	290,949	286,742
Total revenues	498,251	437,099	1,407,792	1,074,205

Expenses:
Hotel operating expenses (1)(3)	318,266	285,233	933,803	723,769
Other operating expenses	3,511	4,437	9,162	11,758
Depreciation and amortization	101,514	124,163	306,147	370,208
General and administrative	11,293	14,231	35,743	40,840
Transaction related costs (4)	—	3,149	1,920	28,934
Loss on asset impairment, net (5)	1,172	—	9,720	2,110
Total expenses	435,756	431,213	1,296,495	1,177,619

(Loss) gain on sale of real estate, net (6)	(164)	94	44,235	10,934
Unrealized gains on equity securities, net (7)	23,056	24,348	2,737	20,367
Interest income	1,442	203	2,735	485
Interest expense (including amortization of debt issuance costs and debt discounts and premiums of $4,595, $5,877, $15,529 and $15,123, respectively)	(81,740)	(92,458)	(263,904)	(273,227)
Loss on early extinguishment of debt (8)	—	—	(791)	—
Income (loss) before income taxes and equity in earnings of an investee	5,089	(61,927)	(103,691)	(344,855)
Income tax (expense) benefit	(390)	55	(1,558)	(1,009)
Equity in earnings of an investee (9)	2,801	2,158	4,277	50
Net income (loss)	$7,500	$(59,714)	$(100,972)	$(345,814)

Weighted average common shares outstanding (basic and diluted)	164,745	164,590	164,697	164,532

Net income (loss) per common share (basic and diluted)	$0.05	$(0.36)	$(0.61)	$(2.10)
See Notes on page 11.

SERVICE PROPERTIES TRUST
RECONCILIATIONS OF FUNDS FROM OPERATIONS, NORMALIZED FUNDS
FROM OPERATIONS, EBITDA, EBITDAre AND ADJUSTED EBITDAre
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Calculation of FFO and Normalized FFO: (10)
Net income (loss)	$7,500	$(59,714)	$(100,972)	$(345,814)
Add (Less): Depreciation and amortization	101,514	124,163	306,147	370,208
Loss on asset impairment, net (5)	1,172	—	9,720	2,110
Loss (gain) on sale of real estate, net (6)	164	(94)	(44,235)	(10,934)
Unrealized gains on equity securities, net (7)	(23,056)	(24,348)	(2,737)	(20,367)
Adjustments to reflect SVC’s share of FFO attributable to an investee (9)	1,103	369	2,674	1,868
FFO	88,397	40,376	170,597	(2,929)
Add (Less): Transaction related costs (4)	—	3,149	1,920	28,934
Loss on early extinguishment of debt (8)	—	—	791	—
Adjustments to reflect SVC's share of Normalized FFO attributable to an investee (9)	61	256	899	1,619
Normalized FFO	$88,458	$43,781	$174,207	$27,624

Weighted average common shares outstanding (basic and diluted)	164,745	164,590	164,697	164,532

Basic and diluted per common share amounts:
Net income (loss) per share	$0.05	$(0.36)	$(0.61)	$(2.10)
FFO	$0.54	$0.25	$1.04	$(0.02)
Normalized FFO	$0.54	$0.27	$1.06	$0.17
Distributions declared per share	$0.01	$0.01	$0.02	$0.03

Calculation of EBITDA, EBITDAre and Adjusted EBITDAre: (11)
Net income (loss)	$7,500	$(59,714)	$(100,972)	$(345,814)
Add (Less): Interest expense	81,740	92,458	263,904	273,227
Income tax expense (benefit)	390	(55)	1,558	1,009
Depreciation and amortization	101,514	124,163	306,147	370,208
EBITDA	191,144	156,852	470,637	298,630
Add (Less): Loss on asset impairment, net (5)	1,172	—	9,720	2,110
Loss (gain) on sale of real estate, net (6)	164	(94)	(44,235)	(10,934)
Adjustments to reflect SVC’s share of EBITDAre attributable to an investee (9)	2,787	464	5,541	2,123
EBITDAre	195,267	157,222	441,663	291,929
Add (Less): Transaction related costs (4)	—	3,149	1,920	28,934
Unrealized gains on equity securities, net (7)	(23,056)	(24,348)	(2,737)	(20,367)
Loss on early extinguishment of debt (8)	—	—	791	—
Adjustments to reflect SVC’s share of Adjusted EBITDAre attributable to an investee (9)	272	256	1,566	1,619
General and administrative expense paid in common shares (12)	972	1,045	2,266	2,490
Adjusted EBITDAre	$173,455	$137,324	$445,469	$304,605

See Notes on page 11.

SERVICE PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF HOTEL EBITDA
Comparable Hotels
(amounts in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Number of hotels	240	240	239	239
Room revenues	$339,106	$257,885	$891,053	$596,479
Food and beverage revenues	42,624	25,151	110,115	51,062
Other revenues	16,669	13,485	45,812	33,246
Hotel operating revenues - comparable hotels	398,399	296,521	1,046,980	680,787
Rooms expenses	103,580	80,589	273,928	196,795
Food and beverage expenses	34,497	20,851	86,475	43,897
Other direct and indirect expenses	131,456	110,795	367,242	300,147
Management fees	14,847	10,826	39,341	24,042
Real estate taxes, insurance and other	30,246	26,226	90,700	79,589
FF&E reserves (13)	2,621	1,411	7,016	3,224
Hotel operating expenses - comparable hotels	317,247	250,698	864,702	647,694
Hotel EBITDA - comparable hotels	$81,152	$45,823	$182,278	$33,093
Hotel EBITDA Margin	20.4%	15.5%	17.4%	4.9%

Hotel operating revenues (GAAP) (1)	$400,453	$338,375	$1,116,843	$787,463
Add (Less):
Hotel operating revenues from non-comparable hotels	(2,054)	(41,854)	(69,863)	(106,676)
Hotel operating revenues - comparable hotels	$398,399	$296,521	$1,046,980	$680,787

Hotel operating expenses (GAAP) (1)	$318,266	$285,233	$933,803	$723,769
Add (Less):
Hotel operating expenses from non-comparable hotels	(4,261)	(36,567)	(76,738)	(95,618)
Reduction for security deposit and guaranty fundings, net (3)	—	—	—	15,698
FF&E reserves from managed hotel operations (13)	2,621	1,411	7,016	3,224
Other (14)	621	621	621	621
Hotel operating expenses - comparable hotels	$317,247	$250,698	$864,702	$647,694

See Notes on page 11.

SERVICE PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF HOTEL EBITDA
All Hotels
(amounts in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Room revenues	$341,106	$298,607	$956,843	$699,953
Food and beverage revenues	42,636	25,822	112,794	52,927
Other revenues	16,711	13,946	47,206	34,583
Hotel operating revenues	400,453	338,375	1,116,843	787,463
Rooms expenses	104,761	93,035	300,486	230,523
Food and beverage expenses	34,497	21,415	90,064	46,116
Other direct and indirect expenses	130,470	125,080	393,586	332,378
Management fees	14,362	12,710	40,934	28,609
Real estate taxes, insurance and other	34,797	33,614	110,592	103,702
FF&E reserves (13)	2,622	1,411	7,016	3,310
Hotel operating expenses	321,509	287,265	942,678	744,638
Hotel EBITDA	$78,944	$51,110	$174,165	$42,825
Hotel EBITDA Margin	19.7%	15.1%	15.6%	5.4%

Hotel operating expenses (GAAP) (1)	$318,266	$285,233	$933,803	$723,769
Add (Less):
Reduction for security deposit and guaranty fundings, net (3)	—	—	—	15,696
FF&E reserves from managed hotels operations (13)	2,622	1,411	7,016	3,310
Other (14)	621	621	1,863	1,863
Hotel operating expenses	$321,509	$287,265	$942,682	$744,638

See Notes on page 11

(1)As of September 30, 2022, SVC owned 242 hotels. SVC’s condensed consolidated statements of income (loss) include hotel operating revenues and expenses of its managed hotels.
(2)In calculating net income, SVC recognizes percentage rental income when all contingencies are met and the income is earned. SVC recognized percentage rental income of $2,279 and $555 in the three months ended September 30, 2022 and 2021, respectively, and $3,421 and $944 in the nine months ended September 30, 2022 and 2021, respectively.
SVC reduced rental income by $1,845 and $905 for the three months ended September 30, 2022 and 2021, respectively, and reduced rental income by $5,530             and $3,087 for the nine months ended September 30, 2022 and 2021, respectively, to record scheduled rent changes under certain of SVC’s leases, the deferred rent obligations under SVC’s leases with TravelCenters of America Inc., or TA, and the estimated future payments to SVC under its leases with TA for the cost of removing underground storage tanks on a straight-line basis.
(3)When managers of SVC’s hotels are required to fund the shortfalls of owner’s priority return under the terms of SVC’s management agreements or their guarantees, SVC reflects such fundings in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. There were no net reductions to hotel operating expenses during the three and nine months ended September 30, 2022. The net reductions to hotel operating expenses were $15,696 for the nine months ended September 30, 2021.
(4)Transaction related costs for the nine months ended September 30, 2022 of $1,920 primarily consisted of costs related to SVC’s exploration of possible financing transactions. Transaction related costs for the three months ended September 30, 2021 of $3,149 are primarily related to legal costs related to SVC’s arbitration proceeding with Marriott. Transaction related costs for the nine months ended September 30, 2021 included $19,971 of hotel manager transition related costs resulting from the rebranding of 88 hotels during the period, $5,263 of legal costs related to SVC’s arbitration proceeding with Marriott and $3,700 of working capital SVC previously funded under its agreement with Hyatt as a result of the amount no longer expected to be recoverable.
(5)SVC recorded a loss on asset impairment of $1,172 to reduce the carrying value of three hotels and one net lease property to their estimated fair value less costs to sell during the three months ended September 30, 2022. SVC recorded a loss on asset impairment of $9,720 to reduce the carrying value of 28 hotels and five net lease properties to their estimated fair value less costs to sell during the nine months ended September 30, 2022. SVC recorded a loss on asset impairment of $2,110 during the nine months ended September 30, 2021 to reduce the carrying value of five net lease properties to their estimated fair value less costs to sell.
(6)SVC recorded a $164 net loss on sale of real estate during the three months ended September 30, 2022 in connection with the sale of five hotels and six net lease properties. SVC recorded a $94 net gain on sale of real estate during the three months ended September 30, 2021 in connection with the sale of two net lease properties. SVC recorded a $44,235 net gain on sale of real estate during the nine months ended September 30, 2022 in connection with the sale of 61 hotels and 19 net lease properties. SVC recorded a $10,934 net gain on sale of real estate during the nine months ended September 30, 2021 in connection with the sale of six hotels and five net lease properties.
(7)Unrealized gain or loss on equity securities, net represents the adjustment required to adjust the carrying value of SVC’s investment in shares of TA common stock to its fair value.
(8)SVC recorded a $791 loss on extinguishment of debt during the nine months ended September 30, 2022 related to the write off of deferred financing costs and unamortized discounts relating to its amendment to its revolving credit facility and the repayment of $500,000 of unsecured senior notes.
(9)Represents SVC’s proportionate share from its equity investment in Sonesta.
(10)SVC calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any unrealized gains and losses on equity securities, as well as adjustments to reflect SVC’s share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown above. FFO and Normalized FFO are among the factors considered by SVC’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to satisfy SVC’s REIT distribution requirements, limitations in its credit agreement and public debt covenants, the availability to SVC of debt and equity capital, SVC’s distribution rate as a percentage of the trading price of its common shares, or dividend yield, and to the dividend yield of other REITs, SVC’s expectation of its future capital requirements and operating performance and SVC’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does.
(11)SVC calculates EBITDA, EBITDAre, and Adjusted EBITDAre as shown above. EBITDAre is calculated on the basis defined by Nareit which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC’s share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, SVC adjusts for the items shown above. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than SVC does.
(12)Amounts represent the equity compensation for SVC’s Trustees, and officers and certain other employees of SVC’s manager.
(13)Various percentages of total sales at certain of SVC’s hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. SVC owns all the FF&E reserve escrows for its hotels.
(14)SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in its condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 for each of the three months ended September 30, 2022 and 2021, and $1,863 for each of the nine months ended September 30, 2022 and 2021, respectively, for this liability.

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever SVC uses words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, SVC is making forward-looking statements. These forward-looking statements are based upon SVC’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by SVC’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond SVC’s control. For example:
•Mr. Hargreaves states that hotel operating trends continued to recover in the third quarter and that business activity at SVC’s hotels in September and October 2022 increased, led by mid-week booking improvement, and that SVC expects to benefit further in the coming quarters from the continued business travel recovery, particularly at SVC’s full service and select service hotels, and that SVC realized favorable comparable RevPAR and hotel EBITDA results over the prior year period. These statements may imply that these trends will continue to improve and not decline and that SVC will benefit as a result; however, the hotel industry and SVC’s business are subject to various risks, including risks beyond its control, such as the impact of the COVID-19 pandemic and the market practices that arose or increased in response to the pandemic, and economic and market conditions, including the current inflationary conditions, geopolitical risks and possible recession. As a result, hotel operating trends and business travel may not continue to improve and may decline and SVC’s operating results could decline;
•Mr. Hargreaves also states that with ongoing hotel fundamentals improving, over $750 million of available liquidity and steady cash flows from SVC’s net lease portfolio, SVC increased its quarterly dividend to $0.20 per common share, which reflects SVC’s confidence in the business going forward. These statements may imply that the continued improved performance of SVC’s hotel portfolio and steady performance of SVC’s net lease assets may continue and that SVC will have sufficient working capital and liquidity to meet its obligations and fund its business and investments. However, the improved performance of SVC’s hotel portfolio and steady performance of SVC’s net lease assets may not continue or may decline and the amounts SVC receives from its operators may be insufficient to operate SVC’s business profitably. Accordingly, SVC may not have sufficient working capital or liquidity. In addition, other possible implications of these statements are that SVC will continuously pay quarterly dividends at $0.20/share per quarter or $0.80/share per year in the future. SVC’s dividend rates are set and reset from time to time by SVC’s Board of Trustees. The SVC Board considers many factors when setting dividend rates including SVC’s historical and projected income, Normalized FFO, cash available for distribution, the then current and expected needs and availability of cash to pay SVC’s obligations and fund SVC’s investments, distributions which may be required to be paid to maintain SVC’s tax status as a real estate investment trust and other factors deemed relevant by SVC’s Board of Trustees in its discretion. Accordingly, future dividend rates may be increased or decreased and there is no assurance as to the rate at which future dividends will be paid. In addition, borrowings under SVC’s credit agreement are subject to conditions; and
•SVC has entered agreements for the sale of 20 properties for an aggregate sales price of $162.5 million and expects to complete these sales by the end of the first quarter of 2023. The sales of SVC’s properties are subject to conditions; accordingly, SVC cannot provide any assurance that it will sell any of these properties and the sales may be delayed, may not occur or their terms may change. Any sales it may complete may be at prices less than SVC expects.
The information contained in SVC’s filings with the SEC, including under the caption “Risk Factors” in SVC’s periodic reports, or incorporated therein, identifies other important factors that could cause differences from SVC’s forward-looking statements. SVC’s filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.

Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
Contact:
Stephen Colbert, Director, Investor Relations
(617) 231-3223
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